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                                                                     EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT

                              DATED AUGUST 27, 1999

                                  BY AND AMONG

                         TEXTRON FINANCIAL CORPORATION,

                   GREEN TREE FINANCIAL SERVICING CORPORATION,

                        GREEN TREE FINANCIAL LOAN COMPANY

                                       AND

                         PIPER FINANCIAL SERVICES, INC.
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                                             TABLE OF CONTENTS

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1.       Definitions..............................................................................................1

2.       Basic Transaction.......................................................................................12
         (a)      Purchase and Sale of Assets....................................................................12
         (b)      Assumption of Liabilities......................................................................12
         (c)      Purchase Price.................................................................................12
         (d)      The Closing....................................................................................13
         (e)      Deliveries at the Closing......................................................................13
         (f)      Determination of Estimated Purchase Price......................................................13
         (g)      Post-Closing Adjustment to Estimated Purchase Price............................................14
         (h)      Payment of Purchase Price Adjustments..........................................................14
         (i)      Allocation of Purchase Price...................................................................15
         (j)      Purchase and Sale of Single Division...........................................................15

3.       Representations and Warranties of the Sellers...........................................................15
         (a)      Organization of the Sellers....................................................................15
         (b)      Authorization of Transaction...................................................................16
         (c)      Noncontravention...............................................................................16
         (d)      Investment Banker's Fees.......................................................................16
         (e)      Title to Acquired Assets; Fixed Assets; Dealer Agreements......................................16
         (f)      Financial Information..........................................................................17
         (g)      Subsequent Events..............................................................................17
         (h)      Legal Compliance...............................................................................19
         (i)      Real Property..................................................................................19
         (j)      Contracts......................................................................................19
         (k)      Financing Documents............................................................................21
         (l)      Powers of Attorney.............................................................................22
         (m)      Litigation.....................................................................................22
         (n)      Employee Benefits..............................................................................23
         (o)      Guaranties.....................................................................................23
         (p)      Intellectual Property..........................................................................23
         (q)      Employees......................................................................................23
         (r)      Certain Transactions...........................................................................23
         (s)      Acquired Assets................................................................................24
         (t)      Securitization.................................................................................24
         (u)      Taxes..........................................................................................24
         (v)      Environmental Matters..........................................................................24
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4.       Representations and Warranties of the Buyer.............................................................24
         (a)      Organization of the Buyer......................................................................24
         (b)      Authorization of Transaction...................................................................24
         (c)      Noncontravention...............................................................................24
         (d)      Investment Banker's Fees.......................................................................25

5.       Pre-Closing Covenants...................................................................................25
         (a)      General........................................................................................25
         (b)      Notices and Consents...........................................................................25
         (c)      Operation of Business..........................................................................26
         (d)      Preservation of Business.......................................................................26
         (e)      Access to the Business.........................................................................26
         (f)      Notice of Developments.........................................................................26
         (g)      Updated Schedule...............................................................................26
         (h)      Master Repurchase Agreement....................................................................26
         (i)      AISL Insurance Policy..........................................................................27

6.       Conditions to Obligation to Close.......................................................................27
         (a)      Conditions to Obligation of the Buyer..........................................................27
         (b)      Conditions to Obligation of the Sellers........................................................28

7.       Post-Closing Covenants..................................................................................29
         (a)      Access to Records after Closing................................................................29
         (b)      Other Assets; Non-Assignable Rights............................................................30
         (c)      Use of Name....................................................................................30
         (d)      Mutual Assistance Regarding Taxes..............................................................31
         (e)      Covenants Not to Compete.......................................................................31
         (f)      Non-Solicitation of Employees..................................................................33
         (g)      Non-Interchange of Customers...................................................................33
         (h)      Employee Benefits and Employment...............................................................33
         (i)      Further Assurances of Sellers..................................................................37
         (j)      Further Assurances of Buyer....................................................................37
         (k)      Transfer Taxes.................................................................................37
         (l)      Litigation Assistance..........................................................................37
         (m)      Separate Subsidiary for Piper Aircraft Business................................................38
         (n)      Nonsolicitation of Servicing Portfolio.........................................................38
         (o)      Collection of Certain Receivables..............................................................38
         (p)      Review of Files................................................................................38
         (q)      Repurchase of Loans............................................................................38
         (r)      Hotlink to AF Division Website.................................................................39

8.       Termination.............................................................................................39
         (a)      Termination of Agreement.......................................................................39
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         (b)      Effect of Termination..........................................................................39

9.       Indemnification.........................................................................................39
         (a)      Indemnification by the Sellers.................................................................39
         (b)      Indemnification by the Buyer...................................................................41
         (c)      Notice of Claims; Insurance Benefit............................................................41
         (d)      Third Person Claims............................................................................42
         (e)      Limitations....................................................................................43
         (f)      Adjustment to Purchase Price...................................................................44

10.      Miscellaneous...........................................................................................44
         (a)      Press Releases and Public Announcements........................................................44
         (b)      No Third-Party Beneficiaries...................................................................44
         (c)      Entire Agreement...............................................................................44
         (d)      No Additional Representations and Warranties...................................................44
         (e)      Seller Joint Responsibility; Succession and Assignment.........................................45
         (f)      Counterparts...................................................................................45
         (g)      Headings.......................................................................................45
         (h)      Notices........................................................................................45
         (i)      Governing Law..................................................................................46
         (j)      Amendments and Waivers.........................................................................46
         (k)      Severability...................................................................................46
         (l)      Expenses.......................................................................................47
         (m)      Construction...................................................................................47
         (n)      Incorporation of Exhibits and Schedules........................................................47
         (o)      Specific Performance...........................................................................47
         (p)      Submission to Jurisdiction.....................................................................47
         (q)      Agreement Provisions Not related to Retained Assets; Confidentiality...........................48

Exhibit A -- Sub-servicing Agreement

Disclosure Schedule

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                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT entered into on August 27, 1999 by and among Textron Financial Corporation, a Delaware corporation (the "Buyer"), Green Tree Financial Servicing Corporation, a Delaware corporation ("Green Tree"), Green Tree Financial Loan Company, a Minnesota industrial loan company and a wholly owned subsidiary of Green Tree ("Green Tree FLC"), and Piper Financial Services, Inc., a Minnesota corporation and a wholly owned subsidiary of Green Tree ("PFS") and, together with Green Tree and Green Tree FLC, the "Sellers." The Buyer and the Sellers are referred to collectively herein as the "Parties."

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase all of the Acquired Assets (and assume all of the Assumed Liabilities) of Green Tree's Aircraft Finance Division and its Franchise Finance Division in return for cash.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. Definitions. The following terms used in this Agreement have the meanings set forth below:

         "Accounting Firm" has the meaning set forth in Section 2(g) below.

         "Accrued Interest" means the book value of the "Accrued interest receivables" (determined in accordance with GAAP) of the AF Division or the FF Division, as the case may be, as set forth in the Final Closing Statements of Assets and Liabilities.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Sellers relating primarily to the Business, including all of their: (a) financial assets (the "Financial Assets") shown on the Final Closing Statements of Assets and Liabilities, as represented by accounts, notes and other receivables, promissory notes, security agreements, loan agreements, installment contracts, loan participation agreements, mortgages, deeds of trust, guarantees and collateral and other supporting documents or agreements relating to the Financial Assets, if any, including all amendments, modifications, supplements, waivers, restatements or other changes thereto (the "Financing Documents"), (b) fixed assets ("Fixed Assets") of the Business, generally described as tangible personal property (such as machinery, equipment, furniture and computers), listed on Section 3(e) of the Disclosure Schedule or acquired by either of the Divisions subsequent to the date hereof; (c) Intellectual Property and goodwill associated with the Business; (d) rights under the Dealer Agreements listed on Section 3(e) of the Disclosure Schedule; (e) prepaid personal property and sales tax assets of the Business; (f) rights under the contracts and agreements relating to the Business listed on Section 3(j) of the Disclosure Schedule (or which would have been listed on Section 3(j) of the Disclosure Schedule if Section 3(j) did not contain dollar amount minimums for certain contracts and agreements), and Sellers' rights under such contracts and agreements entered into by any of the Sellers

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subsequent to the date hereof (subject to the provisions on non-transferability of rights as provided in Section 7(b) below); (g) books, records, ledgers, files (including, without limitation, credit and collateral files), documents, correspondence, lists, studies, reports, and other printed or written materials to the extent relating to any Aircraft Loan or Franchise Loan made or acquired by the Business regardless of when such loans were originated or acquired by a Division; (h) any rights to insurance (or proceeds of insurance) on any collateral relating to Aircraft Loans or Franchise Loans (except for rights to insurance (or proceeds of insurance) on any such collateral relating to the conduct of the Business prior to the Closing, the Retained Assets or any Liabilities of the Business other than Assumed Liabilities); (i) office and other supplies of the Business used solely in the conduct of the Business and all files, lists and the Financing Documents; (j) collateral or escrowed funds of borrowers, including all cash collateral and cash or cash equivalents with respect to maintenance and engine reserve and other similar accounts; and (k) all rights with respect to asserted or unasserted litigation claims with respect to the Business listed on Section 3(m) of the Disclosure Schedule; provided, however, that the Acquired Assets shall not include (A) the Retained Assets, (B) corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations; (C) cash and cash equivalents (other than cash collateral and cash and cash equivalents with respect to maintenance and engine reserve and other similar accounts); (D) any of the rights of the Sellers under this Agreement (or under any supplemental agreement between the Sellers and the Buyer entered into on or after the date of this Agreement); (E) rights of the Sellers or any Affiliates under any governmental license, permit or authorization; (F) any rights to insurance (or proceeds of insurance) for claims arising out of or related to Liabilities (other than Assumed Liabilities) or the conduct of the Business prior to the Closing (other than the insurance (or proceeds of insurance) identified in clause (h) of this definition that are part of the Acquired Assets); (G) any refunds or credits relating to Taxes that are not an Assumed Liability; (H) any assets referred to as "Miscellaneous charge receivables" and "Assessed late charge receivables" as set forth in the Final Closing Statements of Assets and Liabilities; and (I) the Repo Inventory of the AF Division and the FF Division (but only in the event that Buyer disagrees with Sellers' determination of the fair market value of such Repo Inventory and declines to acquire the Repo Inventory as a result of such disagreement).

         "Acquired Person" has the meaning set forth in Section 7(e)(i) below.

         "Adjusted AF Division Total Managed Receivables" means (a) the AF Division Total Managed Receivables, less (b) the AF Division Delinquency Adjustment, if any.

         "Adjusted FF Division Total Managed Receivables" means (a) the FF Division Total Managed Receivables, less (b) the FF Division Delinquency Adjustment, if any.

         "Adjustment Date" has the meaning set forth in Section 2(g) below.


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         "AF Division" means Green Tree's Aircraft Finance Division (excluding any business operations or assets thereof to the extent relating to the Retained Assets).

         "AF Division Business" means the business of the AF Division.

         "AF Division Business Purchase Price" has the meaning set forth in
Section 2(c) below.

         "AF Division Delinquency Adjustment" means an amount equal to the excess, if any, of (a) the AF Division Total Managed Receivables more than 60 days past due as of the Closing Date ("Delinquent Aircraft Loans"), over (b)
 .50% of the AF Division Total Managed Receivables as of the Closing Date.

         "AF Division Owned Receivables" means the book value of the "AF Division owned receivables" (determined on a gross basis in accordance with GAAP) to be set forth in the Final Closing Statements of Assets and Liabilities.

         "AF Division Securitized Receivables" means the book value of the "AF Division securitized receivables" (determined on a gross basis in accordance with GAAP) to be set forth in the Final Closing Statements of Assets and Liabilities.

         "AF Division Total Managed Receivables" means (a) the AF Division Owned Receivables, plus (b) the AF Division Securitized Receivables.

         "AF Division Website" means Green Tree's website located at www.flynancing.com relating to the AF Division Business.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" means this Asset Purchase Agreement dated the date hereof by and among the Buyer and the Sellers.

         "Aircraft Loan" means a loan (or similar financing arrangement, such as direct finance leases) marketed and made available for the purpose of financing or refinancing the acquisition of an aircraft, engines or other aircraft collateral, including without limitation, kits, balloons, helicopters and avionics; provided, however, that a loan (or similar financing arrangement) provided by a Person as part of an aircraft floor plan lending or home equity or mortgage loan business (or any other business not directed specifically toward financing the acquisition of aircraft by end-users) shall not be deemed an Aircraft Loan even if the proceeds of the loan (or similar financing arrangement) are used to finance or refinance the acquisition of an aircraft, unless such loan (or similar financing arrangement) has been marketed as being specifically available for use to finance or refinance the acquisition of aircraft.

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         "Assumed Liabilities" means (a) all Liabilities or obligations of the
Sellers relating to the Business under the Financing Documents (including, without limitation, obligations to satisfy any loan commitments made on or prior to the Closing Date (whether or not such commitments are contained in Financing Documents)) to be performed after the Closing; (b) all Book Liabilities in existence as of the Closing to the extent constituting Escrow Balances, Unearned Interest and Dealer Holdbacks listed in the Final Closing Statement of Assets and Liabilities, (c) all Liabilities of the Business in connection with all borrower security deposits or escrowed funds to the extent the Acquired Assets include such security deposits or escrowed funds, (d) all Liabilities and obligations of the Business under the Dealer Agreements to be performed after the Closing, (e) Sellers' Liabilities to perform obligations after the Closing under the contracts, lease agreements, and other agreements relating to the Business, including any Liabilities listed in Section 3(j) of the Disclosure Schedule and (f) any employment related liabilities expressly assumed by the Buyer pursuant to Section 7(h) of this Agreement. The Assumed Liabilities shall not include (i) any Liability of the Sellers for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (ii) any intercompany debt owed to the Sellers or an Affiliate of Sellers, (iii) any Liability or obligation of the Sellers under this Agreement (or under any supplemental agreement between the Sellers and the Buyer entered into on or after the date of this Agreement), (iv) any liability, claim or obligation of a Seller with respect to any Taxes arising on or prior to the Closing or Taxes (including pursuant to Treasury Regulation 1.1502-6 (or any analogous provision of state, local or foreign law), as a transferee or successor under any provision of federal, state, local or foreign law or otherwise), or any reporting requirement or estimated Tax payable with respect thereto, whether arising out of or relating to events, state of facts or transactions occurring or existing on, prior to, or after the Closing Date, including any Taxes relating to the transactions contemplated hereby (except as otherwise provided in Section 7(k) below); (v) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, or environmental matter (except for matters listed on Section 3(v) of the Disclosure Schedule), in each case on or prior to the Closing, (vi) any obligation of the Sellers to indemnify any Person by reason of the fact that such person was a director, officer, employee or agent of the Sellers or their Affiliates or was serving at the request of the Sellers or their Affiliates as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise) or (vii) any employment related liabilities not expressly assumed by the Buyer pursuant to Section 7(h) of this Agreement.

         "Book Liabilities" means all obligations recorded on the books and records of the Sellers relating primarily to the Business as listed on the Most Recent Statement of Assets and Liabilities or incurred subsequent to the date thereof in the Ordinary Course of Business.

         "Business" means the businesses of the Divisions considered as a whole.

         "Buyer" has the meaning set forth in the preface above.

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         "Buyer's Employee Benefits" has the meaning set forth in Section
7(h)(ii)(A) below.

         "Captive Finance Business" means a business, to the extent but only to the extent, such business is engaged in making Aircraft Loans with respect to
(x) new aircraft manufactured by such business or one or more Affiliates thereof and (y) used aircraft manufactured by such business or one or more of its Affiliates to facilitate the sale of new aircraft manufactured by such business or one or more of its Affiliates.

         "Claim Notice" has the meaning set forth in Section 9(c)(i) below.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Conditions" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competitive Aircraft Finance Business" has the meaning set forth in
Section 7(e)(i) below.

         "Competitive Franchise Finance Business" has the meaning set forth in
Section 7(e)(ii) below.

         "Conseco" means Conseco, Inc., an Indiana corporation which, as of the date hereof, owns all of the outstanding capital stock of GTFC.

         "Conseco Entity" means Conseco (or its successor by operation of law) and any corporation, partnership, limited liability company or other entity (a) with respect to which Conseco (or such successor), directly or indirectly, owns a majority of the outstanding voting securities or (b) whose financial statements are consolidated with Conseco's (or such successor's) financial statements in accordance with GAAP and as to which Conseco is the parent entity.

         "Consumer Finance Laws" means any federal or state laws or regulations (including truth in lending, usury and licensing laws and registration requirements) regulating loans (or any other agreement of the type underlying a Financing Document) made to consumers or the collection of such loans (or any amounts collectible pursuant to a Financing Document).

         "Consumer Finance Law Violation Damages" means (i) any Damages suffered, assessed, incurred or fines or other amounts paid to governmental entities or borrowers by the Buyer as a result of or arising from Aircraft Loans or Franchise Loans transferred to the Buyer hereunder made by any of the Sellers to such borrowers in violation of Consumer Finance Laws and (ii) any

                                       -5-
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losses or other Damages resulting from the Buyer's inability to collect the principal and interest due with respect to such loans.

         "Current Employees" has the meaning set forth in Section 7(h)(i) below.

         "Damages" has the meaning set forth in Section 9(a)(i).

         "Dealer Agreements" means any agreement in existence on the date hereof (or entered into subsequent to the date hereof in the Ordinary Course of Business) with a dealer or vendor of a particular kind of equipment pursuant to which the parties thereto set forth the terms upon which the Business will provide loan financing to customers of the dealer or vendor.

         "Dealer Holdback" means the book value of the "Dealer holdback credit balances" of the AF Division or the FF Division, as the case may be, to be set forth in the Final Closing Statements of Assets and Liabilities.

         "Descriptive Memorandum" means the Descriptive Memorandum dated April 1999 relating to the Business and GTFC's other commercial finance businesses.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Division" means the AF Division or the FF Division, as the case may be.

         "Divisions" means the AF Division and the FF Division.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

         "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

         "Employees" has the meaning set forth in Section 7(h)(i) below.

         "Enforceability Exceptions" has the meaning set forth in Section 3(j) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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         "Escrow Balance" means the book value of the "Escrow credit balances"
of the AF Division or the FF Division, as the case may be, to be set forth in the Final Closing Statements of Assets and Liabilities.

         "Estimated Purchase Price" has the meaning set forth in Section 2(f) below.

         "FF Division" means Green Tree's Franchise Finance Division.

         "FF Division Business" means the business of the FF Division.

         "FF Division Business Purchase Price" has the meaning set forth in
Section 2(c) below.

         "FF Division Delinquency Adjustment" means an amount equal to the excess, if any, of (a) the FF Division Total Managed Receivables more than 60 days past due as of the Closing Date, over (b) .50% of the FF Division Total Managed Receivables as of the Closing Date.

         "FF Division Owned Receivables" means the book value of the "FF Division owned receivables" (determined on a gross basis in accordance with GAAP) to be set forth in the Final Closing Statements of Assets and Liabilities.

         "FF Division Securitized Receivables" means the book value of the "FF Division securitized receivables" (determined on a gross basis in accordance with GAAP) to be set forth in the Final Closing Statements of Assets and Liabilities.

         "FF Division Total Managed Receivables" means (a) the FF Division Owned Receivables, plus (b) the FF Division Securitized Receivables.

         "Final Closing Statements of Assets and Liabilities" means the statements of assets and liabilities of the AF Division and the FF Division as of the Closing Date, which shall be prepared by Green Tree in accordance with this Agreement in the same manner as the Statements of Assets and Liabilities.

         "Financial Assets" means financing arrangements provided by Sellers in connection with the Business with respect to any type of property and regardless of whether the transaction takes the form of a loan, a conditional sales agreement or a note and security agreement, under which the Sellers are the lender, seller, secured party or an assignee thereof. The Financial Assets includes loan participation agreements and Sellers' Security Interests in collateral and cash collateral (if any).

         "Financing Documents" has the meaning set forth in the definition of Acquired Assets above.

         "Fixed Assets" has the meaning set forth in the definition of Acquired Assets above.

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         "Franchise Loan" means a loan (or similar financing arrangement)
marketed and made available for the purpose of providing overall financing or refinancing for a franchised business operation (including financing for furniture, fixtures and equipment, remodeling and real estate acquisition); provided, however, that a loan (or similar financing arrangement) provided by a Person to a franchise business operation shall not be deemed to be a Franchise Loan if such loan (or similar financing arrangement) is made to finance only a portion of the operation's business or assets (e.g., leased or acquired real estate or equipment), or if such loan (or similar financing arrangement) is made as part of a financing business not directed specifically toward financing a franchise business operation.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Green Tree" has the meaning set forth in the preface above.

         "Green Tree FLC" has the meaning set forth in the preface above.

         "GTFC" means Green Tree Financial Corporation, a Delaware corporation that owns all of the outstanding capital stock of Green Tree and that is a wholly owned subsidiary of Conseco, Inc.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Inactive Employees" has the meaning set forth in Section 7(h)(i) below.

         "Indemnified Event" has the meaning set forth in Section 9(c)(ii) below.

         "Indemnified Party" has the meaning set forth in Section 9(c)(i) below.

         "Indemnitor" has the meaning set forth in Section 9(c)(i) below.

         "Intellectual Property" means, with respect to such property relating primarily to the Business, (a) the service marks and the trade names set forth on Section 3(p) of the Disclosure Schedule, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (c) all trade secrets and confidential business information (including ideas, know-how, loan origination and servicing procedures customer, dealer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(d) all proprietary computer software listed on Section 3(p) of Disclosure Schedule and (e) the AF Division Website.

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         "Knowledge of Sellers" means: (a) with respect to the AF Division, the actual knowledge of the General Manager, Director of Operations and Loan Processing Manager of the AF Division, the President, Executive Vice President and Senior Counsel of GTFC's Commercial Lending Division, the Chief Financial Officer, Treasurer, Controller and General Counsel of GTFC and the Chief Financial Officer, Chief Accounting Officer, Senior Vice President and President--Finance Group and General Counsel of Conseco; and (b) with respect to the FF Division, the actual knowledge of the General Manager and Director of Operations of the FF Division, the President, Executive Vice President and Senior Counsel of GTFC's Commercial Lending Division, the Chief Financial Officer, Treasurer, Controller and General Counsel of GTFC and the Chief Financial Officer, Chief Accounting Officer, Senior Vice President and President--Finance Group and General Counsel of Conseco.

         "Liability" means any liability or obligation of any kind whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "LIBO Rate" means the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for an interest period of one month which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on each business day.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other Security Interest, other than (a) warehousemen's, artisans', mechanics', materialmen's, and similar liens on the Fixed Assets or collateral or repossessed inventory securing Aircraft Loans or Franchise Loans of the Business, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings (which proceedings are set forth on Section 3(m) of the Disclosure Schedule) and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money on Fixed Assets.

         "Managed Financial Assets" means Financial Assets of the AF Division which have been sold by Green Tree in loan securitization transactions and which are serviced by Green Tree.

         "Master Repurchase Agreement" means the Master Repurchase Agreement dated as of December 30, 1998 between Prudential Securities Credit Corporation and GTFC.

         "Material Adverse Effect" or "Material Adverse Change" means, with respect to the Business, a material adverse effect on or change to (as the case may be) the business, financial condition or results of operations of the Business; provided, however, (a) that adverse conditions relating to the economy in general or the sector of the commercial finance industry in which the Business operates shall not constitute a Material Adverse Effect or Material Adverse Change and (b) any adverse change with respect to the AF Division Business relating to the financing of aircraft manufactured by Piper Aircraft (including, without limitation, any decline in revenues resulting therefrom) shall not constitute a Material Adverse Change.

         "Most Recent Statements of Assets and Liabilities" has the meaning set forth in Section 3(f) below.

         "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

         "Non-Assignable Rights" has the meaning set forth in Section 7(b) below.

         "Non-Competition Region" has the meaning set forth in Section 7(e)(i) below.

         "Ordinary Course of Business" means the ordinary course of business of the Business consistent with past practices.

         "Party" (including with correlative meaning, the term "Parties") has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

         "PFS" has the meaning set forth in the preface above.

         "Piper Aircraft" means The New Piper Aircraft, Inc. and any of its Affiliates.

         "PP&E" means the book value of the "Property and equipment" of the AF Division or the FF Division, as the case may be, to be set forth in the Final Closing Statements of Assets and Liabilities.

         "Preliminary Closing Statements of Assets and Liabilities" means the statements of assets and liabilities of the AF Division and the FF Division as of a date not more than 35 days prior to the Closing Date, which will be prepared by Sellers in the same manner as the Statements of Assets and Liabilities.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Repo Inventory" means the fair market value of the "Repo inventory" of the AF Division (determined by reference to the "Blue Book" value less estimated liquidation costs) or the FF Division, as the case may be, to be set forth in the Final Closing Statements of Assets and Liabilities.

         "Refundable Fees" means the amount of the "Refundable Fees on unfunded loans" of the AF Division or the FF Division, as the case may be, to be set forth in the Final Closing Statements of Assets and Liabilities.

         "Retained Assets" means the Financial Assets of the AF Division listed on Section 1 of the Disclosure Schedule and any other assets or Financing Documents to the extent relating to such Financial Assets.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means purchase money liens and Liens secured by collateral for Financial Assets.

         "Sellers" has the meaning set forth in the preface above.

         "Sellers' Pension Plan" has the meaning set forth in Section 7(h)(vi) below.

         "Statements of Assets and Liabilities" has the meaning set forth in
Section 3(f) below.

         "Sub-servicing Agreement" means that agreement entered into between GTFC and Buyer pursuant to which Buyer will act as sub-servicer for the Managed Financial Assets relating to the Business.

         "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means (i) any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax or in connection with the filing of or failure to file any reports, (ii) any Liability of the Business for the payment of any amount of the type described in clause (i) as a result of the Business being a member of an affiliated or combined group with, or a successor to, or transferee of, any other corporation at any time on or prior to the Closing, and (iii) any Liability of the Business pursuant to any tax sharing, tax allocation, tax indemnification or tax reimbursement agreement in effect at any time on or prior to the Closing.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Textron" means Textron Inc., a Delaware corporation.

         "Textron Entity" means Textron and the Buyer (or their successors by operation of law) and any corporation, partnership, limited liability company or other entity (a) with respect to which Textron (or its successor by operation of law), directly or indirectly, owns a majority of the outstanding voting securities or (b) whose financial statements are consolidated with Textron's financial statements in accordance with GAAP and as to which Textron is the parent entity.

         "Transfer Taxes" has the meaning set forth in Section 7(k) below.

         "Transferred Employee" has the meaning set forth in Section 7(h)(i) below.

         "Transitional Services Agreement" means that agreement entered into between Green Tree and Buyer pursuant to which Green Tree will provide transitional services relating to the Business.

         "Unearned Interest" means the book value of the "Unearned interest" of the AF Division or the FF Division, as the case may be, as set forth in the Final Closing Statements of Assets and Liabilities.

         "WARN Act" has the meaning set forth in Section 7(h)(v) below.

         "Year-End Statements of Assets and Liabilities" has the meaning set forth in Section 3(f) below.

         2.       Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, assign, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the amount of the Purchase Price.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility with respect to any obligation or Liability of the Sellers not included in the definition of Assumed Liabilities.

         (c)      Purchase Price.

                  (i) The purchase price (the "Purchase Price") to be paid by Buyer for the Business shall be equal to the sum of: (A) the AF Business Purchase Price and (B) the FF Business Purchase Price.

                  (ii) For purposes of this Agreement, the "AF Business Purchase Price" means (A) the sum of (1) the AF Division Owned Receivables, (2)
         (x) the Adjusted AF Division

         Total Managed Receivables, multiplied by (y) .0345, (3) the Repo Inventory of the AF Division (provided that the value of such Repo Inventory shall be deemed to be zero, if such Repo Inventory is not an Acquired Asset), (4) the Accrued Interest of the AF Division and (5) the PP&E of the AF Division, less (B) the sum of (1) the Escrow Balance of the AF Division, (2) Unearned Interest of the AF Division and (3) the Dealer Holdback of the AF Division.

                  (iii) For purposes of this Agreement, the "FF Business Purchase Price" means (A) the sum of (1) the FF Division Owned Receivables, (2) (x) the Adjusted FF Division Total Managed Receivables, multiplied by (y) .1010, (3) the Repo Inventory of the FF Division (provided that the value of such Repo Inventory shall be deemed to be zero, if such Repo Inventory is not an Acquired Asset),
         (4) the Accrued Interest of the FF Division and (5) the PP&E of the FF Division, less (B) the sum of (1) the Escrow Balance of the FF Division, (2) the Unearned Interest of the FF Division and (3) the Refundable Fees of the FF Division.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Green Tree at 345 St. Peter Street, 1100 Landmark Tower, Saint Paul, Minnesota, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) (the "Closing Conditions"), or such other date as the Parties may mutually determine (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including any applicable real property and Intellectual Property transfer documents) in form and substance consistent with the terms of this Agreement and reasonably satisfactory to the Buyer and Sellers and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Sellers (A) an assumption in form and substance consistent with the terms of this Agreement and reasonably satisfactory to the Sellers and Buyer and (B) such other instruments of assumption as the Sellers and their counsel reasonably may request; and (v) the Buyer will deliver to the Sellers the consideration specified in Section 2(f) below.

         (f) Determination of Estimated Purchase Price. The Purchase Price will be determined by Green Tree on a preliminary basis (the "Estimated Purchase Price") as of the date of the Preliminary Closing Statement of Assets and Liabilities and delivered, together with the Preliminary Closing Statement of Assets and Liabilities, to the Buyer, not less than five business days prior to the Closing. Green Tree will make appropriate personnel available to consult with the Buyer in connection with the Buyer's review of the Estimated Purchase Price prior to the Closing Date. If Buyer, based on such review, does not agree with the amount of the Estimated Purchase Price, the Sellers and the Buyer agree that the Chief Accounting Officer (or his designee) of Conseco and the Chief Executive Officer (or his designee) of the Buyer will personally discuss and use good faith efforts to resolve such disagreement. The Estimated Purchase Price will be subject to post-Closing adjustment as provided in Section 2(g) based upon the Final Closing Statement of Assets and Liabilities. The Estimated Purchase Price shall be paid at Closing by Buyer's delivery of cash by wire transfer, in accordance with the instructions of Green Tree.

         (g) Post-Closing Adjustment to Estimated Purchase Price. Not later than 60 days following the Closing, Green Tree shall cause to be prepared a Final Closing Statements of Assets and Liabilities, and Green Tree shall calculate the Purchase Price based upon the Final Closing Statement of Assets and Liabilities. Buyer shall provide Green Tree with such assistance as may be requested by Green Tree in connection with the preparation of the Final Closing Statement of Assets and Liabilities. Buyer, if it disputes the calculation of the Purchase Price or the Final Closing Statement of Assets and Liabilities, shall notify Green Tree in writing within 15 days after receipt of the Purchase Price computation, which notice shall specify in reasonable detail each adjustment proposed by Buyer. If Buyer does not so notify Green Tree, then the Purchase Price shall be as set forth on Green Tree's computation. If Buyer gives notice of any proposed adjustments, during the 15 day period following the date of such notice, Green Tree and Buyer shall attempt to resolve the appropriateness of such proposed adjustments. If at the end of such 15-day period, Green Tree and Buyer shall have failed to reach a written agreement with respect to all such proposed adjustments, the proposed adjustments remaining in dispute shall be referred to arbitration to the accounting firm of Arthur Andersen LLP (the "Accounting Firm") to determine the appropriateness of the remaining proposed adjustments. The adjustments so determined by written agreement of Green Tree and the Buyer or by arbitration, as the case may be, shall be reflected in the final Purchase Price. The date that the Purchase Price is finally determined means the "Adjustment Date." The costs of the Accounting Firm shall be borne equally by the Buyer and Green Tree, and each of Buyer and Green Tree will promptly provide such information to the Accounting Firm as such firm shall request.

         (h) Payment of Purchase Price Adjustments. If the final Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay such excess, together with interest thereon from the Closing Date to the date such excess is paid at a fluctuating rate per annum which at all times shall be equal to the LIBO Rate as in effect from time to time, within seven days after the Adjustment Date, by wire transfer of immediately available funds to such account as Green Tree shall designate in the amount of such excess. If the Estimated Purchase Price exceeds the final Purchase Price, Green Tree shall pay such excess within seven days after the Adjustment Date, by wire transfer of immediately available funds to such account as Buyer shall designate in the amount of such excess, together with interest thereon at the LIBO Rate from the Closing Date to the date such excess is paid.

         (i) Allocation of Purchase Price. The Purchase Price, the Assumed Liabilities and other relevant items shall be allocated among the Acquired Assets and other relevant items in accordance with Section 1060 of the Code and the Treasury Regulations thereunder as may reasonably be determined by Buyer and agreed upon by Green Tree within 180 days following the Closing, which agreement shall not be unreasonably withheld. Sellers and Buyer each agree to report the sale and purchase of the Acquired Assets for all federal, state, local and foreign Tax purposes, including the filing of IRS Form 8594, in a manner consistent with such allocation and agree to take no position inconsistent with such allocation. Upon any payment of any indemnification obligations hereunder resulting in an adjustment of the Purchase Price, such allocation shall be appropriately adjusted.

         (j) Purchase and Sale of Single Division. Notwithstanding anything to the contrary contained in this Agreement, in the event of the satisfaction or waiver of all Closing Conditions relating to the sale and purchase of either the AF Division Business or the FF Division Business, at such time as the Closing Conditions relating to the sale of the business of the other Division are not satisfied, the Parties shall be obligated to consummate the transactions contemplated by this Agreement with respect to the Division for which the Closing Conditions have been satisfied or waived. For purposes of determining whether the Closing Conditions have been satisfied with respect to the AF Division or the FF Division, the representations, warranties and covenants contained herein shall be deemed made with respect to the AF Division Business or the FF Division Business, as the case may be, rather than with respect to the Business as a whole. To the extent necessary, any other provisions of this Agreement shall be interpreted in a manner that is appropriate in the context of the sale of one of the Divisions rather than the Business as a whole. In the event that a Closing is held with respect to the sale of the business of one of the Divisions and not the other Division, a second Closing shall be held with respect to such other Division Business if the Closing Conditions with respect to such second Closing are satisfied or waived prior to the termination of this Agreement.

         3. Representations and Warranties of the Sellers. The Sellers represent and warrant to the Buyer as follows (except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), which Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement):

         (a) Organization of the Sellers. Each of the Sellers is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each of the Sellers is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the lack of such qualification would cause a Material Adverse Effect. Each of the Sellers has full power and authority and all licenses, permits, and authorizations necessary to carry on the portion of the Business conducted by it and to own and use the properties owned and used by the Business in compliance with applicable law, except for any licenses, permits and authorizations which the failure to hold would not cause a Material Adverse Effect.

         (b) Authorization of Transaction. Each of the Sellers has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of each of the Sellers has duly authorized the execution, delivery, and performance of this Agreement by such Seller. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Except as set forth in Section 3(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers is subject or any provision of the charter or bylaws of either of the Sellers, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which it is bound or to which the Business is subject (or result in the imposition of any Liens upon any of the Acquired Assets) or (iii) require the Sellers to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above); provided however, that any such conflict or lack of consent pursuant to clause (ii) or (iii) above shall not be deemed a violation of this Section 3(c) if it does not result in a Material Adverse Effect or materially impair Sellers' performance of their obligations hereunder.

         (d) Investment Banker's Fees. Neither of the Sellers has any Liability or obligation to pay any fees, commissions, expenses, indemnities, or other amounts to any investment banker, broker, finder, or agent with respect to the transactions contemplated by this Agreement, except to J.P Morgan Securities Inc. and Merrill Lynch & Co. for which the Sellers are responsible and shall indemnify Buyer therefor. None of the Sellers has any Liability or obligation to pay any fees, commissions, expenses, indemnities or other amounts to any investment banker, broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) Title to Acquired Assets; Fixed Assets; Dealer Agreements. The Sellers have good and marketable title to, or a valid leasehold interest in, the Acquired Assets, free and clear of all Liens, except for (i) Acquired Assets disposed of or repaid in the Ordinary Course of Business since the date of the Most Recent Statements of Assets and Liabilities and (ii) those exceptions set forth in Section 3(e) of the Disclosure Schedule. As of the Closing Date, any Liens on the Acquired Assets will secure only Assumed Liabilities. Section 3(e) of the Disclosure Schedule also sets forth a list as of the date hereof of the Fixed Assets and the Dealer Agreements.

         (f) Financial Information. Included in Section 3(f) of the Disclosure Schedule are statements of assets and liabilities for each Division as of December 31, 1998 (the "Year-End Statements of Assets and Liabilities") and as of May 31, 1999 (the "Most Recent Statements of Assets and Liabilities" and, together with the Year-End Statements of Assets and Liabilities, the "Statements of Assets and Liabilities") derived from Green Tree's unaudited consolidating balance sheets as of such dates. All Acquired Assets, which are material and which would be required to be recorded on the books and records of the Sellers in accordance with Sellers' past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities and will be set forth in the Final Closing Statement of Assets and Liabilities. All Assumed Liabilities, which are material and which would be required to be recorded on the books and records of the Sellers in accordance with Sellers' past accounting practices, are set forth in the Most Recent Statement of Assets and Liabilities and will be set forth in the Final Closing Statements of Assets and Liabilities. The information set forth in the financial summary relating to the AF Division for the historical periods ended December 31, 1997 and 1998 and March 31, 1999 contained on page 17 of the Descriptive Memorandum are accurate in all material respects and are consistent with the internal books and records of Green Tree. The information set forth in the financial summary relating to the FF Division for the historical periods ended December 31, 1997 and 1998 and March 31, 1999 contained on page 70 of the Descriptive Memorandum are accurate in all material respects and are consistent with the internal books and records of Green Tree.

         (g) Subsequent Events. Since the date of the Most Recent Statements of Assets and Liabilities, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, except as set forth in Section 3(g) of the Disclosure Schedule, during the period from the date of the Most Recent Financial Statements through the date hereof:

                  (i) none of the Sellers has sold, leased, transferred, or assigned any of its material assets, tangible or intangible, used in connection with the Business, other than repossessed inventory and other assets (which are not Financial Assets) in the Ordinary Course of Business;

                  (ii) none of the Sellers has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business outside the Ordinary Course of Business and involving an amount more than $25,000;

                  (iii) no Person (including any of the Sellers) has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) relating to the Business to which any of the Sellers is a party or by which any of them is bound outside the Ordinary Course of Business and involving an amount more than $25,000;

                  (iv) none of the Sellers has imposed any material Security Interest upon any of the Acquired Assets or other assets, tangible or intangible, used in connection with the Business outside the Ordinary Course of Business;

                  (v) neither of the Divisions has made any capital expenditure (or series of related capital expenditures) relating to the Business involving more than $25,000;

                  (vi) except for Aircraft Loans and Franchise Loans, the Divisions have not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) relating to the Business, outside the Ordinary Course of Business and involving more than $25,000;

                  (vii) none of the Sellers has delayed or postponed the payment of accounts payable or other Liabilities relating to the Business outside the Ordinary Course of Business;

                  (viii) none of the Sellers has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Business outside the Ordinary Course of Business;

                  (ix) none of the Sellers has granted any license or sublicense of any material rights under or with respect to any Intellectual Property used in connection with the Business;

                  (x) none of the Sellers has experienced any material damage, destruction, or loss whether or not covered by insurance, to property used in connection with the Business;

                  (xi) none of the Sellers has made any loan to, or entered into any transaction with, any of the directors, officers, and employees of the Business outside the Ordinary Course of Business;

                  (xii) none of the Sellers has entered into any employment contract or collective bargaining agreement, or modified the terms of any existing such contract or agreement relating to the Business;

                  (xiii) none of the Sellers has granted any increase in the base compensation of any of the officers and employees of the Divisions outside the Ordinary Course of Business;

                  (xiv) none of the Sellers has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Divisions, or taken any such action with respect to any other Employee Benefit Plan;

                  (xv) neither of the Divisions has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xvi) no Division has paid any material amount to any third party with respect to any Liability or obligation outside the Ordinary Course of Business (including any costs and expenses the Sellers have incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence at the Closing;

                  (xvii) none of the Sellers has committed to any of the foregoing; and

                  (xviii) no litigation has been commenced which could be reasonably likely to have a Material Adverse Effect.

         (h) Legal Compliance. Each of the Sellers has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgements, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) relating to the Business, except where such lack of compliance would not cause a Material Adverse Effect. As of the date hereof, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced with respect to the Business against the Sellers alleging any failure to so comply, and, to the Knowledge of Sellers, none are threatened.

         (i) Real Property. Except as set forth in Section 3(i) of the Disclosure Schedule, none of the Sellers owns or leases any real estate relating primarily to the operations of the Business.

         (j) Contracts. Section 3(j) of the Disclosure Schedule contains a list of the following documents and written or oral agreements (other than Financing Documents) in effect as of the date hereof to which the Business is a party (correct and complete copies of which have been delivered to the Buyer):

                  (i) any agreement (or group of related agreements), the performance of which involves consideration in excess of $25,000 in a given year or $100,000 over the term of the agreement;

                  (ii) any agreement concerning a partnership or joint venture to which the Division is a party;

                  (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (iv) any agreement concerning noncompetition by the Business;

                  (v) any collective bargaining agreement;

                  (vi) any agreement to pay any portion of the interest, yield or spread payable with respect to any of the Financial Assets to third parties;

                  (vii) any commitment letter or similar document which has not yet been funded or terminated in full;

                  (viii) any agreement concerning confidentiality (other than agreements entered into with borrowers or potential borrowers with respect to Aircraft Loans or Franchise Loans);

                  (ix) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of the current or former directors, officers and employees of either of the Divisions;

                  (x) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis or providing severance benefits;

                  (xi) any agreement under which it has been advanced or loaned any amount to any of the directors, officers and employees of the Division outside of the Ordinary Course of Business; or

                  (xii) any other agreement (or group of related agreements) the performance or non-performance of which could reasonably be expected to be material to either of the Divisions.

         With respect to each such agreement, to the Knowledge of Sellers, as of the date hereof: (A) the agreement is valid and enforceable in accordance with its terms in all material respects, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium, and other similar laws affecting creditor's rights generally and subject to the effect of public policy and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (collectively, "Enforceability Exceptions"); (B) the agreement will continue to be valid and enforceable to the same extent as described in clause (A), and in full force and effect following the consummation of the transactions contemplated hereby

(including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach of default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (k)      Financing Documents.

                  (i) For each Aircraft Loan and Franchise Loan of the Business referenced in Section 3(k) of the Disclosure Schedule (which loans are organized under separate headings for the AF Division and the FF Division), the following information as of August 20, 1999 is set forth on such Section 3(k) of the Disclosure Schedule:

                           (A) the contract number assigned by the Business;

                           (B) the name of the party obligated to make debt service payments;

                           (C) the billing address of such obligor as reflected in the records of the Business;

                           (D) the initial cost of equipment serving as collateral;

                           (E) the general type and description of equipment serving as collateral;

                           (F) the gross contract receivable balance related to such transaction;

                           (G) the amount of debt service payments to the Business with respect thereto;

                           (H) the date the related loan agreement commenced and terminates; and

                           (I) the interest rate and scheduled maturity thereof.

                  (ii) Except as set forth in Section 3(k) of the Disclosure
Schedule:

                           (A) each Financing Document was originated by a
                  Seller in the Ordinary Course of the Business, or (in the case of any Financing Document purchased by or assigned to a Seller) was acquired by or assigned to a Seller for valid consideration in the Ordinary Course of Business and was validly assigned to a Seller by the originator or assignor of such Financing Document;

                           (B) except in the Ordinary Course of Business of the
                  Aircraft Division, (A) Sellers have not entered into any agreements waiving, amending, canceling or subordinating in any material respect the terms and conditions of the Financing Documents and the security interests reflected therein and (B) no obligors have been released from any of their material obligations thereunder;

                           (C) as of August 20, 1999, each of the Financing
                  Documents identifies the proper parties thereto and is correct as to amounts set forth therein, and, to the Knowledge of Sellers, is genuine as to signatures, including but not limited to makers and endorsers, and is enforceable in accordance with its respective terms in all material respects, subject to any Enforceability Exceptions;

                           (D) as of August 20, 1999, the Financing Documents
                  accurately reflect in all material respects the priority status of security interests, UCC financing statements, FAA recordation and pledge agreements with respect to the material collateral for such Financing Documents, and such Financing Documents are adequate for the enforcement of the material terms (including, but not limited to, perfection and lien priority in collateral) of each Financing Document, subject to any Enforceability Exceptions;

                           (E) the first perfected security interest in favor of
                  a Seller in the personal and real property held as collateral for each of the Financing Documents does not vary in any material respect from the Lien position required under the credit approval for each of the loans. For each of the Financing Documents, a first priority perfected security interest in favor of a Seller exists in all collateral material to the respective loan; and

                           (F) each of the Sellers has complied in all material
                  respects with all applicable laws and regulations (including consumer laws and regulations) relating to the Financing Documents. The interest rate applicable and/or charged under the Financing Documents is in material compliance with all applicable laws and regulations.

         (l) Powers of Attorney. Except as set forth in Section 3(l) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of any of the Sellers relating to the Business.

         (m) Litigation. Section 3(m) of the Disclosure Schedule sets forth each lawsuit pending as of the date hereof in which the Business (i) is subject to any material outstanding injunction, judgment, order, decree or ruling or (ii) is a party or, to the Knowledge of Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Without limiting the generality of the foregoing, as of the date hereof, except as set forth in
Section 3(m) of the Disclosure Schedule, no litigation, collection action or foreclosure has been commenced by or against any of the Sellers in relation to any of the Financing Agreements, nor has any such litigation, to the Knowledge of Sellers, been threatened by any Person. As of the date hereof, none of the Sellers is aware of any suit or proceeding filed or threatened against it by any Person denied a loan by such Seller. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect.

         (n) Employee Benefits. Section 3(n) of the Disclosure Schedule lists each Employee Benefit Plan relating to the Business maintained by the Sellers or to which the Sellers contribute with respect to the employees of the Business.

         (o) Guaranties. Except as set forth in Section 3(o) of the Disclosure Schedule, none of the Sellers, relating to the Business, is a guarantor for any material Liability or obligation (including indebtedness) of any other Person.

         (p) Intellectual Property.

                  (i) Section 3(p) of the Disclosure Schedule lists all material service marks, trade names, copyrights and proprietary software owned by the Sellers used as of the date hereof primarily in connection with the Business.

                  (ii) To the Knowledge of Sellers, neither of the Divisions has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, as of the date hereof, none of the Sellers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claims that any of the Divisions must license or refrain from using any Intellectual Property rights of any third party). As of the date hereof, to the Knowledge of Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of either of the Divisions.

         (q) Employees. Included in Section 3(q) of the Disclosure Schedule is a true and complete list as of the date hereof of all employees of the Sellers who are primarily involved in the Business. Section 3(q) of the Disclosure Schedule lists as of the date hereof for each such employee his or her title or position held, hire date, base salary or wage rate and any bonus or commission arrangements.

         (r) Certain Transactions. Except as set forth in Section 3(r) of the Disclosure Schedule or in the Ordinary Course of Business (which shall be deemed to include employment and compensation arrangements), there is no transaction, contract or other arrangement and no transaction, contract or other arrangement proposed, to which the Business was or is to be a party with any director or officer of any of the Sellers, any of the Sellers' Affiliates or their respective directors or officers, or any Person owning of record more than 10% of the outstanding capital stock of any class of any of the Sellers.

         (s) Acquired Assets. The Acquired Assets and the Retained Assets together comprise all of the Financial Assets of the Divisions.

         (t) Securitization. The Sellers' historical determinations to sell Aircraft Loans in loan securitization transactions in general have been based solely on the date of origination of each Aircraft Loan.

         (u) Taxes. For all tax periods or portions thereof ending on or prior to the Closing Date, (i) all Taxes required to be paid by Sellers with respect to the Business have been or will be paid when required by law; (ii) the Acquired Assets are not encumbered by any liens arising out of unpaid Taxes which are due and payable; (iii) no claim has been made by a taxing authority in a jurisdiction where Sellers do not file Tax Returns with respect to the Business that it is or may be subject to taxation by that jurisdiction with respect to the Business; (iv) Schedule 3(u) sets forth a list of all jurisdictions in which income, franchise or sales Tax Returns were, or were required to be, filed by Sellers with respect to the Business for the two most recently completed taxable years; and (v) none of the Acquired Assets is property that is required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of section 168(f)(8) of the Internal Revenue Code of 1954 and none of the Acquired Assets of Sellers are "tax exempt use property" within the meaning of section 168(h) of the Code.

         (v) Environmental Matters. To the Knowledge of the FF Division, the Petroleum Dealers Environmental Due Diligence Report included in Section 3(v) of the Disclosure Schedule is accurate in all material respects as of June 30, 1999 and will be supplemented and updated as of a date reasonably close to the Closing Date.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:

         (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws, (ii) conflict with, result in a breach of, constitute a default under, result in or, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (iii) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except as required under the Hart-Scott-Rodino Act; provided, however, that any such violation, conflict or lack of consent pursuant to clauses (ii) and (iii) above shall not be deemed a violation of this
Section 4(c) if it does not materially impair Buyer's performance of its obligations hereunder.

         (d) Investment Banker's Fees. The Buyer has no Liability or obligation to pay any fees, commissions, expenses, indemnities or other amounts to any broker, investment banker, finder, or agent with respect to the transactions contemplated by this Agreement, except to Donaldson Lufkin & Jenrette Securities Corporation for which the Buyer is responsible and shall indemnify the Sellers therefor. The Buyer has no Liability or obligation to pay any fees, commissions, expenses, indemnitees or other amounts to any investment banker, broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) General. Each of the Parties will use all reasonable efforts to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) Notices and Consents. The Sellers will give any notices to third parties, and the Sellers will use their reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith; provided, however, that the foregoing shall not require the Buyer or any of its Affiliates to make any divestitures or consent or agree to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal.

         (c) Operation of Business. Except as may reasonably be required to comply with this Agreement, the Sellers will operate the Business in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers shall take no action or fail to take any action necessary to cause the representations set forth in Section 3(g) to be untrue or incorrect as of the Closing as if such representations were made as of and through the Closing Date (rather than as of the date hereof).

         (d) Preservation of Business. The Sellers will use all reasonable efforts to keep the business and properties of the Business substantially intact, including its present operations, physical facilities, and relationships with lessors, licensors, dealers, vendors, suppliers, customers, and employees.

         (e) Access to the Business. The Sellers will permit representatives of the Buyer (including Buyer's independent accountants) to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Business to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Business.

         (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of or inaccuracy in any of its own representations and warranties in Section 3 and
Section 4 above.

         (g) Updated Schedule. Without limiting the generality of Section 5(f) above, on a date not less than five business days prior to the Closing Date nor more than 15 days prior to the Closing Date, the Sellers shall deliver to the Buyer updated versions of Sections 3(e), 3(g), 3(h), 3(j), 3(k)(i), (ii)(C) and
(ii)(D), 3(m), 3(p) and 3(q) of the Disclosure Schedule for the purpose of making the representations and warranties contained in Sections 3(e), 3(g), 3(h), 3(j), 3(k)(i), (ii)(C) and (ii)(D), 3(m), 3(p) and 3(q) true and correct in all material respects as of such date of delivery, which updated Disclosure Schedule sections shall reflect any additional matters required to be disclosed in such sections of the Disclosure Schedule that have occurred or arisen after the date hereof. Any determination of whether there has been a breach of or inaccuracy in any of the representations and warranties of the Sellers contained in this Agreement (or any certificate delivered by Sellers pursuant hereto) as of the Closing Date shall be made by reference to the Disclosure Schedule as updated in accordance with this Section 5(g) and any newly disclosed Assumed Liabilities set forth in the updated Disclosure Schedule pursuant to any contract entered into or liability incurred or assumed in compliance with the Agreement shall be assumed by the Buyer.

         (h) Master Repurchase Agreement. Green Tree will be solely responsible for the payment of any fees to Prudential Securities Credit Corporation relating to the repurchase by Green Tree of any loans previously transferred to Prudential Securities Credit Corporation pursuant to the Master Repurchase Agreement or otherwise.

        (i) AISL Insurance Policy. Green Tree will cause its insurance policy from American International Specialty Lines Insurance Company (Policy Number 2679958) to be assigned to the Buyer.

        6.     Conditions to Obligation to Close.

        (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects (except to the extent such representations and warranties speak as of an earlier date) when made and as of the Closing Date; provided, however, that for purposes of determining satisfaction of the condition contained in this Section 6(a)(i), (A) no effect shall be given to any exception in such representations relating to materiality, Material Adverse Change, Material Adverse Effect or Knowledge of Sellers and (B) such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results in a Material Adverse Effect;

               (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (iii) the Sellers shall have procured all of the third party consents specified in Section 5(b) above except those consents, the failure of which to obtain, would not have a Material Adverse Effect (it being understood and agreed that the failure to procure any consent under any agreement with Piper Aircraft shall not be deemed to have a Material Adverse Effect);

               (iv) no action, suit, or proceeding shall be pending (or threatened by any governmental or administrative agency or authority) before any court or quasi-judicial or administrative agency of any federal, state, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the matters contemplated by this Agreement to be rescinded following consummation, or (C) create a Material Adverse Effect or materially and adversely affect the right of the Buyer to own the Acquired Assets or to operate the Business (and no such judgement, order, decree, ruling or change shall be in effect);

               (v) since the date of this Agreement, there shall have been no Material Adverse Change in, and no event, occurrence or development that, taken together with other events, occurrences and developments would have or would reasonably be expected to have a Material Adverse Effect;

               (vi) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Sections 6(a)(i) to (v) is satisfied in all respects;

               (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without conditions or restrictions;

               (viii) all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

               (ix) Green Tree shall have signed and delivered to Buyer the Transitional Services Agreement in the form and substance reasonably satisfactory to Buyer;

               (x) the Buyer shall have signed and delivered to the Sellers the Sub-servicing Agreement in the form and substance as set forth in Exhibit A; and

               (xi) the Master Repurchase Agreement shall have been terminated without any cost, Liability or risk to Buyer (including any cost of recording the transfer of title, if necessary).

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

        (b) Conditions to Obligation of the Sellers. The obligations of the Sellers to consummate the transactions to be performed by each of them in connection with the Closing are subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all respects (in the case of any representation or warranty containing materiality or knowledge qualifiers) or in all material respects (in the case of those representations or warranties not containing materiality or knowledge qualifiers), as applicable, when made and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending (or threatened by any governmental or administrative agency or authority) before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have delivered to each of the Sellers a certificate to the effect that each of the conditions specified above in Sections 6(b)(i) to (iii) is satisfied in all respects;

               (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without conditions or restrictions;

               (vi) all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers;

               (vii) the Buyer shall have signed and delivered to the Sellers the Transitional Services Agreement in form and substance reasonably acceptable to Sellers; and

               (viii) the Buyer shall have signed and delivered to the Sellers the Sub-servicing Agreement in form and substance as set forth in Exhibit A.

The Sellers may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

        7.     Post-Closing Covenants.

        (a)    Access to Records after Closing.

               (i) For a period of six years after the Closing Date, the Sellers and their representatives shall have reasonable access to all of the books and records of the Business to the extent that such access may reasonably be required by the Sellers in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred pursuant to this Section 7(a)(i). If the Buyer or the Business shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Buyer shall, prior to such disposition, give each of the Sellers a reasonable opportunity, at the Sellers' expense, to segregate and remove such books and records as the Sellers may select.

               (ii) For a period of six years after the Closing Date, the Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which the Sellers may retain after the Closing Date. Such access shall be afforded by the Sellers and their affiliates upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7(a)(ii). If the Sellers shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Sellers shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such books and records as the Buyer may select.

        (b) Other Assets; Non-Assignable Rights. Subject to the terms of Section 5(b) hereof, with respect to those contracts, claims and rights of the Sellers relating primarily to the Business which are not by their terms assignable to Buyer and with respect to which no consent to the assignment has been obtained prior to the Closing Date ("Non-Assignable Rights"), the Sellers shall, during the remaining term of each respective contract pertaining to Non-Assignable Rights, (A) use all reasonable efforts after Closing to obtain the consent of any third party to the assignment to Buyer of such Non-Assignable Rights (it being understood that Sellers shall not be required to give value or otherwise incur expense, other than staff time, in connection therewith not reimbursed by Buyer); (B) to the extent lawful, hold in trust such Non-Assignable Rights for the benefit of Buyer or enter into with Buyer lawful arrangements reasonably acceptable to Buyer and the Sellers to make available to Buyer substantially all of the benefits of such Non-Assignable Rights to Buyer (it being understood that Buyer will reimburse the Sellers for any Liabilities, including, without limitation, continuing obligations under any contract) attendant to such Non-Assignable Rights the benefit of which is received by Buyer (but not out-of-pocket costs related to Sellers' efforts to transfer or otherwise make available such benefits to Buyer) and that Sellers will not agree to any modification of the terms of such Non-Assignable Right without the consent of Buyer (which consent will not be unreasonably withheld or delayed); and (C) enforce, at the request and expense of Buyer, any rights of the Sellers arising from such Non-Assignable Rights against the other party or parties to the applicable contract (including, without limitation, the right to elect to terminate any such contract at Buyer's request if permitted in accordance with the terms thereof). Any such Non-Assignable Rights shall be assigned to Buyer, without further action, immediately upon the happening of any event which would permit the assignment by the Sellers to Buyer of such Non-Assignable Rights, including, without limitation, the receipt by Buyer of a duly executed consent to the assignment of such Non-Assignable Rights to Buyer.

        (c) Use of Name. Buyer acknowledges and agrees that it is not acquiring any right to the name "Green Tree" or any variants thereof and shall not use such names in connection with its operation of the Business or otherwise. Notwithstanding the foregoing, Buyer shall have the right for one year following the Closing to refer to the Business as "the business formerly known as the Green Tree Aircraft Finance Division" and "the business formerly known as Green Tree Franchise Finance Division" in connection with the use of the new name of the Business. In addition, Buyer may, for a reasonable period not exceeding the 60 days following the Closing, use in connection with its operation of the Business remaining quantities of invoices, letterhead and other supplies included in the Acquired Assets. Buyer agrees to make appropriate changes to the AF Division Website in order to comply with this
Section 7(c).

        (d) Mutual Assistance Regarding Taxes. Sellers and Buyer will provide each other such assistance as may reasonably be required by either of them in connection with the preparation of any return for Taxes, any audit or other examination by any taxing authority or any judicial or administrative proceedings related to Liability for taxes (including refunds) and will each provide the other with any records or information relevant to such return, audit or examination, proceedings or determination as are in its possession or subject to its control. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided pursuant hereto and shall include providing copies of any relevant tax returns of Sellers. All information provided pursuant to this
Section 7(d) shall be held in confidence, and not be disclosed to others for any reasons whatsoever, except to the extent that such disclosure is required in order to effect the intent of this Section 7(d) or such disclosure is required by the law. Neither Buyer nor Sellers shall destroy any records related to the Business necessary for tax return preparation or support in audits or other tax proceedings for any period up to and including the Closing without the prior written consent of the other.

        (e)    Covenants Not to Compete.

               (i) For a period of five years from and after the Closing Date, none of the Sellers nor any other Conseco Entity will directly or indirectly solicit customers for Aircraft Loans in North America, Central America and South America (the "Noncompetition Region"). Notwithstanding the foregoing: (1) no Person owning less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to violate such agreement solely by reason of such ownership interest; (2) any activities of the Sellers or any other Conseco Entity as contemplated by the Sub-Servicing Agreement shall not constitute a violation of this Section 7(e)(i); (3) this Section 7(e)(i) shall not be construed to preclude Sellers or any other Conseco Entity from collecting or refinancing (provided the Sellers have first given the Buyer the opportunity to provide such refinancing), or making extensions with respect to, Aircraft Loans that are Retained Assets; (4) this
        Section 7(e)(i) shall not be construed to prohibit the Sellers or any other Conseco Entity from directly or indirectly acquiring a corporation or other entity or group of corporations or other entities (an "Acquired Person") that is engaged in a business competitive with the AF Business (a "Competitive Aircraft Finance Business") (x) so long as the Competitive Business is a Captive Finance Business or is a business with Aircraft Loan originations of less than $150,000,000 per year (excluding any Captive Finance Business Aircraft Loan originations) or (y) if the Competitive Business is a business with Aircraft Loan originations in excess of $150,000,000 per year (excluding any Captive Finance Business Aircraft Loan originations), so long as such Seller or other Conseco Entity divests itself, within a reasonable period of time not to exceed one year from the date of such acquisition, of a sufficient portion of the Acquired Business so that the annual Aircraft Loan originations attributable to the retained portion thereof do not exceed $150,000,000 per year (excluding any Captive Finance Business Aircraft Loan originations); and (5) this
        Section 7(e)(i) shall not be construed to prohibit any Conseco Entity from collecting, servicing, refinancing (provided the Sellers have first given the Buyer the opportunity to provide such refinancing) or engaging in other activities with respect to Managed Financial Assets or any Aircraft Loans reacquired by any of the Sellers pursuant to Section 7(q). In the event any of the Sellers divests itself of a portion of an Acquired Business in order to comply with this Section 7(e)(i), such Seller shall provide the Buyer with an opportunity to make an offer to acquire such portion of the Acquired Business (it being understood and agreed that such Seller shall have no obligation to accept such offer).

               (ii) For a period of two years from and after the Closing Date, neither Green Tree nor any other Conseco Entity will directly or indirectly solicit customers for Franchise Loans in the Noncompetition Region. Notwithstanding the foregoing: (1) no Person owning less than 5% of the outstanding stock of any publicly traded corporation shall be deemed to violate such agreement solely by reason of such ownership interest; (2) this Section 7(e)(ii) shall not be construed to preclude the Sellers or any other Conseco Entity from engaging in the vendor leasing finance business; (3) this Section 7(e)(ii) shall not be construed to prohibit the Sellers or any other Conseco Entity from directly or indirectly acquiring an Acquired Person that is engaged in a business competitive with the FF Business (the "Competitive Franchise Finance Business"), (x) so long as during the 12-month period ending on the last day of the month immediately preceding the month of such acquisition, revenues earned from the Franchise Finance Competitive Business by such Acquired Person constituted no more than 20% of the aggregate revenues of such Acquired Person during such 12-month period or (y) if the Franchise Finance Competitive Business is a business whose revenues exceed 20% of the aggregate revenues of such Acquired Person during such 12-month period, so long as such Seller or other Conseco Entity divests itself, within a reasonable period of time not to exceed one year from the date of such acquisition, of a sufficient portion of the Acquired Business so that the revenues attributable to the retained portion thereof do not exceed such 20% threshold; and (4) this Section 7(e)(ii) shall not be construed to prohibit any Conseco Entity from refinancing (provided the Sellers have first given the Buyer the opportunity to provide such refinancing), servicing or undertaking any other activities with respect to any loans reacquired by any of the Sellers pursuant to Section 7(q). In the event any of the Sellers divests itself of a portion of an Acquired Business in order to comply with this Section 7(e)(ii), such Seller shall provide the Buyer with an opportunity to make an offer to acquire such portion of the Acquired Business (it being understood and agreed that such Seller shall have no obligation to accept such offer).

               (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 7(e)(i) or (ii) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        (f) Non-Solicitation of Employees.

               (i) For a period of five years following the Closing Date, without the prior approval of Buyer, none of the Sellers or any other Conseco Entity shall solicit any Transferred Employee of the AF Division (who has been employed by a Textron Entity during the immediately prior six-month period) to accept employment with any of the Sellers or any other Conseco Entity.

               (ii) For a period of five years following the Closing Date, without the prior approval of Buyer, neither Green Tree nor any other Conseco Entity shall solicit any Transferred Employee of the FF Division (who has been employed by a Textron Entity during the immediately prior six-month period) to accept employment with any of the Sellers or any other Conseco Entity.

        (g) Non-Interchange of Customers.

               (i) For a period of five years from the Closing Date, none of the Sellers or any other Conseco Entity, either directly or indirectly, alone or in conjunction with another party, shall intentionally induce (or seek to induce), any Person who is a customer of the AF Business as of the Closing Date to cease obtaining Aircraft Loans from the Buyer.

               (ii) For a period of two years from the Closing Date, neither Green Tree nor any other Conseco Entity, either directly or indirectly, alone or in conjunction with another party, shall intentionally induce (or seek to induce), any Person who is a customer of the FF Business as of the Closing Date to cease obtaining Franchise Loans from the Buyer.

        (h)    Employee Benefits and Employment.

               (i) Hiring of Employees. The current and former employees of the Sellers relating to the Business shall be referred to herein as the "Employees." On or before the Closing Date, Sellers shall prepare
        Section 7(h)(i) of the Disclosure Schedule, which shall set forth those Employees of the Sellers whose employment with the Sellers has not ended as of the Closing Date (the "Current Employees"), and shall also indicate that subset of the Current Employees who are not actively at work on the Closing Date due to a physical or mental illness or disability that entitled such employee to workers' compensation or other wage replacement benefits under a plan, policy or arrangement maintained by Sellers (such subset being referred to herein as the "Inactive Employees"). Effective on the Closing Date immediately prior to the Closing, each of the Current Employees shall cease to be employed by the Sellers, and Buyer shall offer employment with the Buyer to each Current Employee who is not an Inactive Employee. If an Inactive Employee becomes able and willing to return to work to perform the same services performed by such Inactive Employee prior to his or her illness or disability within 60 days after the Closing Date, the Buyer shall offer such Inactive Employee employment with the Buyer. Each such employee who accepts, as of the Closing Date, such offer of employment (and each Inactive Employee upon being offered and accepting such employment) shall be referred to herein as a "Transferred Employee."

               (ii) (A) General. Buyer shall provide the Transferred Employees with the employee benefits being provided to Buyer's own employees, subject to the terms of those plans (the "Buyer's Employee Benefits"), and shall credit Transferred Employees' service with Sellers for purposes of eligibility and vesting under all of Buyer's welfare benefit plans and qualified pension and profit sharing plans to the extent that such service credit would be relevant. No exclusions for pre-existing conditions shall apply to any disability or medical benefit plan for which Transferred Employees may be eligible with respect to any condition for which the Transferred Employees were covered under the Sellers' disability or medical benefit plans.

                    (B) Notice. Except as otherwise expressly provided in this
        Section 7(h)(ii)(B), Sellers shall give notice to all Transferred Employees that, except as otherwise expressly provided herein, all benefits and/or accruals previously provided under the Seller's employee benefit plans will terminate on the Closing Date.

               (iii) Vacation. Transferred Employees shall receive credit for service with Sellers for purposes of computing vacation benefits to which similarly situated employees of Buyer are or may become entitled under the terms of Buyer's vacation policies. Buyer shall assume the Liability for any accrued but unused vacation benefits of Transferred Employees under Sellers' vacation policy as of the Closing Date but only to the extent such Liability is treated as a Book Liability.

               (iv) Severance and WARN Act Liability. Sellers shall pay and be solely liable and shall indemnify and hold Buyer harmless for all obligation, cost or expense for severance pay, termination indemnity pay, salary continuation, special bonuses or like compensation (whether such amounts arise from any event, occurrence or circumstance or otherwise become due or payable before or after the Closing) under Sellers' plans, policies or arrangements, including, without limitation any claim or constructive termination due to the sale of the Acquired Assets. Sellers shall pay and be solely liable and shall indemnify and hold Buyer harmless for all obligation, cost or expense for liability under the Workers Adjustment and Retraining Notification Act (the "WARN

        Act"), arising from, relating to or claimed which results from or relates to actions taken by Sellers on or before the Closing Date. Buyer shall pay and be solely liable and shall indemnify and hold Sellers harmless for all obligation, cost or expense for liability under the WARN Act, arising from, relating to or claimed which results from or relates to actions taken by Buyer after the Closing Date.

               (v) Indemnification. Buyer waives any and all claims against Sellers or Sellers' employee benefit plans (including, without limitation, the trustees of such plans) it may have under ERISA, with respect to employee benefits, or any benefit-related claims it may assert on behalf of Transferred Employees against Sellers or Sellers' employee benefit plans (including, without limitation, the trustees of such plans). Buyer agrees to indemnify Sellers, Sellers' employee benefits plan, trustees of Sellers' employee benefit plans and Sellers' directors, officers and employees, from any claim, lawsuit, settlement or judgment (including reasonable attorneys' fees) and other expenses in connection therewith, relating to any claim concerning Liability for employee benefits which Buyer has assumed pursuant to Section 7(h), except to the extent such claim is caused by the intentional misconduct or the gross negligence of Sellers or trustees of Sellers' employee benefit plans, as determined by a court or regulatory agency having jurisdiction of the matter. Notwithstanding the first sentence of this
        Section 7(h)(v), Sellers agree to indemnify Buyer, Buyer's employee benefit plans, trustees of Buyer's employee benefit plans and Buyer's directors, officers and employees, from any claim, lawsuit, settlement or judgment (including reasonable attorneys' fees) and other expenses in connection therewith, relating to any claim concerning Liability for employee benefits under Sellers' plans and as to which Buyer has not assumed responsibility under this Agreement, except to the extent such claim is caused by the intentional misconduct or the gross negligence of Buyer or trustees of Buyer's employee benefit plans, as determined by a court or regulatory agency having jurisdiction of the matter.

               (vi)    Retirement Plans.

                       (A) Sellers shall be responsible for delivering benefits
               accrued by Transferred Employees under their defined benefit pension plan ("Sellers' Pension Plan") through the Closing Date. No assets or Liabilities shall be transferred from Sellers' Pension Plan to any plan maintained by Buyer. Transferred Employees shall participate in any defined benefit plan maintained by Buyer on and after the Closing Date consistent with the terms of such plan but with full recognition for service credited under Sellers' Pension Plan for purposes of vesting, eligibility to participate and eligibility for early retirement (but not for purposes of benefit accrual). Transferred Employees in Sellers' Pension Plan shall have no further eligibility service under those plans toward early retirement subsidies following the Closing Date.

                       (B) Sellers shall retain and be responsible for
               retirement benefits under their 401(k) plans for former employees (including Transferred Employees) and for retirees of Sellers as of the Closing Date. Sellers shall cause its 401(k) plan to make distributions of vested account balances to Transferred Employees.

                       (C) If Buyer provides a qualified defined contribution
               plan in which Transferred Employees are eligible to participate, such plan shall provide (or shall be amended by Buyer to so provide) for acceptance in cash of eligible rollover distributions to Transferred Employees from Sellers' Pension Plans and 401(k) plans. Prior to the Closing Date, Buyer shall amend its 401(k) plan to the extent necessary to provide for Transferred Employees to be eligible to participate as soon as administratively feasible on or after the first date after the Closing Date.

               (vii) Cooperation.

                       (A) With respect to all benefits for which Sellers are
               liable under this Section 7(h), Buyer shall cooperate with Sellers by promptly providing the information reasonably requested by Sellers to enable Sellers to perform its obligations. Buyer shall direct all claimants and claims for such benefits to Sellers. Sellers shall provide Buyer with such reasonable access prior to the Closing Date as may be necessary or appropriate to enable Buyer to enroll Transferred Employees into Buyer's Employee Benefits plan and otherwise fulfill its obligations under this Section 7(h).

                       (B) With respect to all benefits for which Buyer is
               liable under this Section 7(h) or otherwise provides to Transferred Employees, Sellers shall cooperate with Buyer by promptly providing the information reasonably requested by Buyer to enable Buyer to perform its obligations. Sellers shall direct all claimants and claims for such benefits to Buyer.

                       (C) After the Closing Date, Sellers and Buyer each will
               cooperate with the other in providing reasonable access to all information required for the operation of, or the preparation and submission of, reports or notices required in connection with the operation of the employee benefit programs maintained by Sellers or Buyer or their affiliates which covers any of the Transferred Employees, including, without limitation, the preparation and submission of reports or notices to the PBGC, the Department of Labor, the Internal Revenue Service, or any other agency of the U.S. Government.

                       (D) The provisions of any employee benefit plan or
               program of Sellers relating to the amendment or termination by any employer sponsor or other party to such plan or program shall not be abridged by this Agreement.

               (viii) SERP. Buyer shall have no obligation for Liabilities of Sellers under any non-qualified deferred compensation plans of the Sellers.

               (ix) No Assumption of Employment-Related Liabilities. Except as specifically provided in Section 7(h)(iii), with respect to vacation pay and Section 7(h)(vi)(C) with respect to rollovers, Buyer does not assume any employment-related Liabilities (including, but not limited to, liabilities for compensation, employee benefits or any employment-related claims) of the Seller with respect to any former employee of the Sellers or to the Employees (including the Transferred Employees) related to any event occurring on or before the Closing Date, and Seller agrees to retain all such Liabilities.

        (i) Further Assurances of Sellers. From time to time after the Closing Date and without further consideration from Buyer, Sellers shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments (including powers of attorney) of sale, conveyance, assignment, transfer and delivery or take such other action as Buyer may reasonably request in order to more effectively sell, convey, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Acquired Assets and consummate the transactions contemplated by this Agreement.

        (j) Further Assurances of Buyer. From time to time after the Closing Date and without further consideration from Sellers, Buyer shall execute and deliver, or cause to be executed and delivered, to Sellers such further instruments of assumption, conveyance, assignment, transfer and delivery or take such other action as Sellers may reasonably request in order to have Buyer more effectively assume any and all of the Assumed Liabilities and consummate the transactions contemplated by this Agreement.

        (k) Transfer Taxes. Buyer and Green Tree shall each pay one-half of all sales, use, transfer, real property transfer, documentary, recording, gains, stock transfer and similar taxes (but not any income, franchise or similar tax), and any deficiency, interest or penalty asserted with respect thereto (collectively, "Transfer Taxes"), arising out of or in connection with the transactions effected pursuant to this Agreement. Buyer shall, at its own expense, prepare and file any Tax Returns and other filings relating thereto, and pay all out-of-pocket expenses associated therewith. Sellers will cooperate with Buyer in the preparation of such Tax Returns and filings and jointly control with Buyer any contests or controversies with respect thereto.

        (l)    Litigation Assistance.

               (i) The Buyer acknowledges that from time to time after the Closing Date the Sellers may require, in connection with the defense of any litigation, proceeding or other claim related to the Business as conducted prior to the Closing, the assistance of the Buyer. The Buyer agrees to provide such assistance as may be reasonably requested by any of the Sellers. The Sellers agree to reimburse the Buyer for all out-of-pocket expenses incurred by the Buyer in providing any such assistance.

               (ii) The Sellers acknowledge that from time to time after the Closing Date the Buyer may require, in connection with the defense of any litigation, proceeding or other claim related to the Business as conducted prior to the Closing, the assistance of the Sellers. The Sellers agree to provide such assistance as may be reasonably requested by the Buyer. The Buyer agrees to reimburse the Sellers for all out-of-pocket expenses incurred by the Sellers in providing any such assistance.

        (m) Separate Subsidiary for Piper Aircraft Business. Buyer agrees that after the Closing the portion, if any, of the AF Business relating to loans made to finance aircraft manufactured by Piper Aircraft shall be conducted through a wholly owned subsidiary of the Buyer (to the extent that the AF Business is currently conducted through PFS) that will have been formed solely for the purpose of conducting such business and that will not conduct any other business.

        (n) Nonsolicitation of Servicing Portfolio. For a period of five years from the Closing Date or the period during which the Sub-servicing Agreement remains in effect (whichever period is longer), the Buyer shall not intentionally induce (or seek to induce) any Person which is a borrower under Financing Documents relating to any Managed Financial Assets to refinance or otherwise replace an Aircraft Loan made by any of the Sellers. During such period, the Buyer will not provide any information relating to the Managed Financial Assets to any other Textron Entity or in any way facilitate or encourage any such Textron Entity to induce (or seek to induce) any such Person to refinance or otherwise replace such an Aircraft Loan.

        (o) Collection of Certain Receivables. After the closing, the Buyer agrees to use reasonable efforts in the ordinary course of its business (without being obligated to commence any litigation) to collect and, to the extent actually received, to promptly remit to Green Tree any "Miscellaneous charge receivables" and "Assessed late charge receivables" as set forth on the Final Closing Statements of Assets and Liabilities. In the event that the Buyer elects not to commence litigation to collect any such receivables, Buyer shall (i) promptly pay Seller an amount equal to all such receivables or (ii) assign to the Sellers the Buyer's rights to collect the receivables (in which case the Sellers may commence litigation on their own behalf to collect such receivables).

        (p) Review of Files. Buyer agrees to review the Financing Document files within the 12 months after the Closing Date. Prior to the end of such period, the Buyer will notify the Sellers of any indemnification claim to be made against Sellers as a result of the representations and warranties contained in
Section 3(k)(ii)(E) being inaccurate.

        (q) Repurchase of Loans. In the event the Buyer notifies the Sellers of the breach of any representations or the inaccuracy of any warranties of Sellers contained in Section 3(k)(ii)(E) within the time period specified in Section 7(p), the Parties agree that, in lieu of Sellers making any indemnification payment to the Buyer with respect to such breach or inaccuracy, Sellers may repurchase the loan that is the subject of the breach or inaccuracy from the Buyer at an amount equal to the principal amount of the loan as of, plus accrued interest through, the date of such repurchase.

        (r) Hotlink to AF Division Website. As of the Closing Date, Green Tree shall provide a "hotlink" from the commercial and equipment financing page of GTFC's website located at www.gtfc.com to the AF Division Website. Green Tree agrees to keep such hotlink in effect during the period ending one year after the Closing Date. Green Tree agrees to provide reasonable assistance to Buyer in maintaining any existing hotlinks between the AF Division Website and third party websites.

        8.     Termination.

        (a) Termination of Agreement. This Agreement may be terminated as follows:

               (i) the Buyer and the Sellers may terminate this Agreement by mutual written agreement at any time prior to the Closing;

               (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified each of the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

               (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

               (iv) any party may give notice of termination of the Agreement if the Closing does not occur on or before December 31, 1999.

        (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

        9.     Indemnification.

        (a)    Indemnification by the Sellers.

               (i) The Sellers agree to indemnify and hold harmless the Buyer and its Affiliates and each of their subsidiaries, shareholders, directors, officers, managers, employees, agents, successors and assigns from and against any and all monetary damages, charges, losses, deficiencies, Liabilities, obligations, costs, fees and expenses (including, without limitation, reasonable fees and disbursements of counsel incident to the enforcement of rights hereunder) (collectively "Damages") in connection with or arising from any (A) breach of any warranty or the inaccuracy of any representation of the Sellers contained in this Agreement or any certificate delivered by the Sellers pursuant hereto (other than the representations and warranties contained in Section 3(b), (c)(i), (d) or (e)) (it being understood and agreed that any such breach or inaccuracy shall be determined without regard to any materiality or knowledge qualification contained in any representation or warranty) or (B) Consumer Finance Law Violation Damages of the type specified in clause (ii) of the definition thereof in Section 1 above; provided, however, that the Sellers shall be required to indemnify and hold harmless the Buyer under this Section 9(a)(i) only to the extent that the aggregate amount of such indemnification exceeds $1,000,000; and provided, further, however, that the aggregate amount required to be paid by the Sellers pursuant to this
        Section 9(a)(i) (other than amounts payable pursuant to Section 9(a)(i)(B)) above) shall not exceed $10,000,000.

               (ii) The Sellers further agree to indemnify and hold harmless the Buyer and its Affiliates and each of their subsidiaries, shareholders, directors, officers, managers, employees, agents, successors and assigns from and against any and all Damages in connection with or arising from
        (A) any breach of any warranty or the inaccuracy of any representation contained in Section 3(b), (c)(i), (d) or (e), (B) Liabilities of Sellers and their Affiliates, other than the Assumed Liabilities, (C) breach or non-fulfillment of any covenant, agreement or other obligation of the Sellers or any of their Affiliates under this Agreement, (D) Liabilities to the extent relating to Retained Assets and (E) Consumer Finance Law Violation Damages of the type specified in clause (i) of the definition thereof in Section 1.

               (iii) All of the representations and warranties of the Sellers contained in this Agreement shall survive the Closing and continue in full force and effect until the date one year after the date of the Closing, except for (A) those representations and warranties of the Sellers contained in Section 3(b), (c) (i), (d) or (e), which shall survive the Closing and continue in full force and effect forever thereafter, (B) those representations and warranties of the Sellers contained in Section 3(k)(ii) (other than in Section 3(k)(ii)(E)), which shall survive the Closing and continue in full force and effect until the date three years after the date of the Closing, and (C) those representations and warranties of the Sellers contained in Section 3(k)(ii)(E) with respect to any Financing Documents shall survive the Closing and continue in full force and effect until the later of (x) the date one year after the date of the Closing, or (y) with respect to any Financial Asset for which such claim has been made within such one-year period and Sellers have elected not to repurchase such Financial Asset pursuant to Section 7(q) forever thereafter. Notwithstanding the preceding sentence, the indemnification by the Sellers shall continue as to any Damages in connection with or arising from any breach of any warranty or the inaccuracy of any representation of which the Buyer has notified the Sellers in accordance with the requirements of Section 9(c) on or prior to the date such indemnification would otherwise terminate in accordance with this
        Section 9(a), as to which the obligation of the Sellers shall continue until the Liability of the Sellers shall have been determined pursuant to this Section 9, and the Sellers shall have reimbursed the Buyer for such Damages in accordance with this Section 9. The indemnification obligations set forth in Sections 9(a)(i)(B) and 9(a)(ii) shall survive the Closing and continue in full force and effect forever thereafter.

        (b) Indemnification by the Buyer.

               (i) The Buyer agrees to indemnify and hold harmless each of the Sellers from and against any and all Damages incurred by the Sellers in connection with or arising from (A) any breach of any warranty or the inaccuracy of any representation of the Buyer contained or referred to in this Agreement or in any certificate or other document delivered by or on behalf of the Buyer pursuant hereto, (B) any Assumed Liabilities,
        (C) any breach or non-fulfillment of any covenant, agreement or other obligation of the Buyer or any of its Affiliates under this Agreement and (D) the operations of the Business following the Closing.

               (ii) All of the representations and warranties of the Buyer contained in this Agreement shall survive the Closing and continue in full force and effect forever. The indemnification provided for in
        Section 9(b) shall survive the Closing and continue in full force and effect forever thereafter (subject to applicable statutes of limitations).

        (c)    Notice of Claims; Insurance Benefit.

               (i) The party (the "Indemnified Party") seeking indemnification hereunder shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts (to the extent known) giving rise to the alleged basis of the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

               (ii) In calculating any Damages there shall be deducted any insurance actually recovered from an insurer or other third person in respect thereof (and no right of subrogation shall accrue hereunder to any insurer or other person); provided, however, that if an Indemnified Party receives any insurance recovery after an indemnification payment is made by the Indemnitor to the Indemnified Party, such Indemnified Party shall pay over promptly the amount of such insurance recovery to the Indemnitor. Each Indemnified Party will prosecute diligently and in good faith any claim recovery against any insurer or other third person with respect to such matters as to which such Indemnified Party has sought or may seek indemnification against an Indemnitor.

               (iii) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Section 9 shall be determined:

                        (A) by the written agreement between the Indemnified
                Party and the Indemnitor;

                        (B) by a final judgment or decree of any court of
                competent jurisdiction; or

                        (C) by any other means to which the Indemnified Party
                and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Damages suffered by it.

        (d)    Third Person Claims.

               (i) In order for a Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must notify the Indemnitor in writing, and in reasonable detail, of the third person claim within fifteen (15) days after receipt by such Indemnified Party of written notice of the third person claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the third person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) business days after receipt thereof and shall deliver to the Indemnitor within seven (7) business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third person claim.

               (ii) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from another party under the provisions of this Section 9(d), the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which it has actual knowledge which is covered by this indemnity to be forwarded to the Indemnitor. In the event of the initiation of any legal proceeding against the Indemnified Party by a third person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, Liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit Liability or fault without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, that an Indemnitor may settle any such proceeding without the consent of the Indemnified Party so long as such settlement releases the Indemnified Party from all Liability with respect to such proceeding and does not provide for any injunctive or other continuing obligation of the Indemnified Party or admit fault if such admission would materially damage the reputation of the Business. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owning to the Indemnified Party by wire transfer, certified check or bank cashier's check within 30 days after the date of such notice.

        (e)    Limitations.

               (i) In any case where an Indemnified Party recovers from third persons (including, without limitation, insurers) any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Section 9, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (a) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (b) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

               (ii) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief, if the Closing occurs, this
        Section 9 shall be the exclusive remedy for (A) any breach of any warranty or the inaccuracy of any representation of a Party contained in this Agreement or any certificate delivered pursuant hereto (absent intentional fraud, reckless conduct or willful misstatements) or (B) any breach or nonfulfillment of any covenant, agreement or other obligation of a Party under this Agreement.

        (f) Adjustment to Purchase Price. The parties agree to treat all payment made pursuant to this Article 9 as an adjustment to the Purchase Price for Tax purposes.

        10.    Miscellaneous.

        (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party (which approval shall not be unreasonably withheld or delayed); provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure).

        (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, provided that this Agreement shall not supercede the confidentiality provisions relating to information about the Business (but not those provisions relating to disclosure of this Agreement or the transactions contemplated hereby) or the provisions relating to non-solicitation of employees set forth in the confidentiality agreement entered into by Green Tree Financial Corporation and Buyer dated April 27, 1999 relating to the possible sale of the Business.

        (d) No Additional Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SELLERS ARE SELLING THE ACQUIRED ASSETS "AS IS, WHERE IS" AND DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS OF THE FIXED ASSETS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER.

        (e) Seller Joint Responsibility; Succession and Assignment. The representations, warranties and obligations of the Sellers under this Agreement are joint and several. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, except a Party (i) may assign its rights and interests hereunder to one or more of its Affiliates, (ii) may, after the Closing, assign its rights and interests hereunder to a Person which acquires all or substantially all of the Business (or all or substantially all of the business of either Division) and (iii) may designate one or more of its Affiliates or Person (after the Closing) referred to in clause (ii) of this Section 10(e) to perform its obligations hereunder (in any or all of which cases such Party nonetheless shall remain responsible for the performance of all of its obligations hereunder at or prior to the Closing).

        (f) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile signatures), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (h) Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

        If to the Buyer, to:  Textron Financial Corporation
                              40 Westminster Street
                              Providence, Rhode Island 02903
               Attention:     General Counsel
               Telephone:     (401) 621-4200
               Telecopy:      (401) 621-5040

        with a copy to:       Fried, Frank, Harris, Shriver & Jacobson
                              One New York Place
                              New York, New York 10004
               Attention:     Craig F. Miller, Esq.
               Telephone:     (212) 859-8108
               Telecopy:      (212) 859-4000

        If to Green Tree,
        Green Tree FLC
        or PFS, to:           Green Tree Financial Corporation
                              1100 Landmark Towers
                              345 St. Peter Street
                              Saint Paul, Minnesota 55102-1639
               Attention:     General Counsel
               Telephone:     (651) 293-3400
               Telecopy:      (651) 293-5746

        with a copy to:       Conseco, Inc.
                              11825 North Pennsylvania Street
                              Carmel, Indiana 46032-4555
               Attention:     John J. Sabl, Esq.
                              Executive Vice President, General Counsel and
                                Secretary
                              Telephone: (317) 817-6100
               Telecopy:      (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

        (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and each of the Sellers. The Sellers may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (l) Expenses. Except as otherwise provided in this Agreement, each of the Buyer and the Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

        (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of Section 5 and Section 7 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to seek an injunction or injunctions to prevent breaches of those provisions of this Agreement and to enforce specifically those provisions of this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. If such court exercises personal and subject matter jurisdiction (which jurisdiction the Buyer and the Sellers agree not to contest) within a 90-day period after the commencement of such action or proceeding, each Party also agrees not to bring such action or proceeding in any other court. If the court in which such action or proceeding was commenced does not exercise personal and subject matter jurisdiction within such period, then any of the Parties may bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Each Party agrees that a final non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

        (q) Agreement Provisions Not related to Retained Assets; Confidentiality. Notwithstanding any provision of this Agreement to the contrary, the Parties agree that Sellers are not making any representations or warranties to Buyer or entering into any covenants, agreements or obligations with or to Buyer herein with respect to any business, operations or assets relating primarily to the Retained Assets. Buyer agrees that Buyer and all other Textron Entities will maintain the confidentiality of any information relating to the Retained Assets received by the Buyer from the Sellers.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                   TEXTRON FINANCIAL CORPORATION


                                   By:     /s/ John W. Mayers
                                          ------------------------------------
                                   Title:  Senior Vice President,
                                           Corporate Development
                                          ------------------------------------

                                   GREEN TREE FINANCIAL SERVICING
                                        CORPORATION


                                   By:     /s/ Phyllis A. Knight
                                          ------------------------------------
                                          Senior Vice President and Treasurer


                                   GREEN TREE FINANCIAL LOAN
                                        COMPANY


                                   By:     /s/ Phyllis A. Knight
                                          ------------------------------------
                                          Senior Vice President and Treasurer


                                   PIPER FINANCIAL SERVICES, INC.


                                   By:     /s/ Phyllis A. Knight
                                          ------------------------------------
                                          Senior Vice President and Treasurer